EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 6, 1998 on the financial statements of Steven Madden, Ltd. included in the 1997 Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


Richard A. Eisner & Company, LLP



New York, New York
July 15, 1998